Exhibit 10.1

FIRST AMENDMENT

OF THE

ASSURANT, INC.

AMENDED AND RESTATED DIRECTORS COMPENSATION PLAN

The Assurant, Inc. Amended and Restated Directors Compensation Plan (the “DCP”) is hereby amended as follows:

1. Article 6 of the DCP shall be of no further force and effect upon shareholder approval of the Assurant, Inc. Long Term Equity Incentive Plan.

2. Except as herein expressly amended, the DCP shall continue in full force and effect.

IN WITNESS WHEREOF, Assurant, Inc. has caused this Amendment to be executed by its duly authorized representative on May 16, 2008.

ASSURANT, INC.

By:	/s/ Lesley Silvester
Name: Lesley Silvester
Title: Executive Vice President